Exhibit 1.A(3)(f)

                                SELLING AGREEMENT


PURPOSE

Makes possible the payment of variable contracts COMMISSIONS for any representative of the contracted Broker/Dealer


PARTIES TO THE CONTRACT

1)       Retail BROKER/DEALER
2)       Broker/dealer's AGENCY(IES)* through which insurance is written
3)       Southland Life
4)       ING America Equities

o AGENCY(IES) MUST EXECUTE THE SELLING AGREEMENT, AS WELL AS BROKER/DEALER. IF BROKER/DEALER HAS STATE-SPECIFIC AGENCIES SEEKING APPOINTMENT, EACH SUCH AGENCY SOUTH SIGN.


OTHER PREREQUISITES

1) The representative AND the corporate entity for whom the commission is intended must have the appropriate variable contracts APPOINTMENT by Southland.


COMPENSATION

1)       Commissions will be paid directly to the BROKER/DEALER.


SPECIAL CONSIDERATIONS

A "WHOLESALING AGREEMENT" (see separate sheet) must also be in effect between Southland and the representative's broker/dealer if the representative is an RSD, Field Director or General Agent seeking "overrides," including overrides on his/her own sales.

                                                        WHOLESALER (PRINT NAME):



                 BROKER-DEALER SUPERVISORY AND SELLING AGREEMENT
                             FOR VARIABLE CONTRACTS

THIS BROKER-DEALER SUPERVISORY AND SELLING AGREEMENT (the "Agreement") is made this _____ day of _________________, 20___, by and among SOUTHLAND LIFE INSURANCE COMPANY ("SOUTHLAND" or the "INSURER"), ING AMERICA EQUITIES, INC. ("ING AMERICA EQUITIES"), a broker-dealer registered with the Securities and Exchange Commission ("SEC") under the Securities Act of 1934 (the "1934 Act") and a member of the National Association of Securities Dealers, Inc. ("NASD"), _________________ ("SELLING BROKER-DEALER"), also a broker-dealer registered with the SEC under the 1934 Act and a member of the NASD, and any insurance agency subsidiaries or affiliates ("AGENCY OR AGENCIES") of SELLING BROKER-DEALER, as listed on the signature pages of this Agreement.

                                    RECITALS

         WHEREAS, the INSURER issues certain variable life insurance policies and variable annuity contracts (the "Contracts") and offers for sale such Contracts in accordance with federal securities laws and the applicable laws of those states in which the Contracts have been qualified for sale; and

         WHEREAS, the INSURER has authorized ING AMERICA EQUITIES, as principal underwriter and distributor of the Contracts, to enter into agreements, subject to the consent of the INSURER, with SELLING BROKER-DEALERS and the AGENCIES for the distribution of the Contracts; and

         WHEREAS, SELLING BROKER-DEALER and the AGENCIES wish to participate in the distribution of the Contracts, which are deemed to be securities under the Securities Act of 1933 (the "1933 Act"); and

         WHEREAS, SELLING BROKER-DEALER has registered representatives ("Representatives") who are also licensed and appointed as life insurance agents of the INSURER, who will solicit and sell the Contracts; and

         WHEREAS, SELLING BROKER-DEALER proposes to undertake certain supervisory and administrative obligations described below in connection with the distribution of the Contracts.

                                   AGREEMENTS

         NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1) RELATIONSHIP OF PARTIES. The INSURER is the insurer and issuer of Contracts covered by this Agreement. ING AMERICA EQUITIES is the principal underwriter and distributor of the Contracts. SELLING BROKER-DEALER represents that it is a registered broker-dealer under the 1934 Act and a member of the NASD. The INSURER hereby appoints the AGENCIES under the insurance laws and the INSURER and ING AMERICA EQUITIES authorize the SELLING BROKER-DEALER under the securities laws to distribute the Contracts. SELLING BROKER-DEALER agrees to supervise the Representatives in connection with the distribution, solicitation and sale of the Contracts and to perform other services as described below.

2) AUTHORITY AND DUTIES OF SELLING BROKER-DEALER. SELLING BROKER-DEALER agrees that it shall, at all times when performing its functions under this Agreement, be registered as a securities broker-dealer with the SEC and will maintain its membership with the NASD, and shall be licensed or registered as a securities broker-dealer in the states that require such licensing or registration in connection with supervision and other services pertaining to Contract sales activities. SELLING BROKER-DEALER shall distribute the Contracts and agrees that it shall have all the attendant duties, responsibilities and liabilities associated with that function, for compliance, supervision and servicing purposes. SELLING Broker-Dealer agrees to use its best efforts to find suitable purchasers for the Contracts.

         a) SELECTION AND SUPERVISION OF REPRESENTATIVES. SELLING BROKER-DEALER shall select and employ Representatives and shall have full responsibility for the training, supervision and control of such Representatives as contemplated by Section 15(b)(4)(E) of the 1934 Act and applicable NASD Rules. Such Representatives shall be subject to the control of SELLING BROKER-DEALER with respect to such persons' securities-regulated activities in connection with the Contracts. SELLING BROKER-DEALER shall cause such Representatives to be NASD registered representatives and appropriately licensed with SELLING BROKER-DEALER before such Representatives engage in the solicitation of applications for the Contracts and shall cause such Representatives to limit solicitation of applications for the Contracts to jurisdictions where such Representatives are licensed and where the INSURER has authorized solicitations of its Contracts. SELLING Broker-Dealer agrees that it will permit only its Representatives who are appointed with the INSURER to solicit and sell the Contracts.

              The INSURER and ING AMERICA EQUITIES shall not have any responsibility for the supervision of any Representative or any other associated person or affiliate of SELLING BROKER-DEALER. If the act or omission of a Representative or any other associated person or affiliate of SELLING BROKER-DEALER is the proximate cause of any claim, damage or liability (including reasonable attorneys' fees) to the INSURER or ING AMERICA EQUITIES, SELLING BROKER-DEALER and the AGENCIES shall be jointly and severally responsible and liable entirely therefor.

         b) NOTICE OF REPRESENTATIVE'S NONCOMPLIANCE. In the event a Representative fails or refuses to submit to supervision of SELLING BROKER-DEALER, ceases to be a Representative of SELLING BROKER-DEALER, or fails to meet the rules and standards imposed by SELLING BROKER-DEALER on its Representatives, SELLING BROKER-DEALER shall certify such fact to the INSURER in writing immediately, and shall immediately notify such Representative that he or she is no longer authorized to sell the Contracts.

         c) COMPLIANCE WITH NASD CONDUCT RULES AND FEDERAL AND STATE SECURITIES LAWS. SELLING Broker-Dealer shall fully comply with the requirements of the 1934 Act and all other applicable federal or state laws and with the rules of the NASD and shall establish such rules and procedures as may be necessary to cause diligent supervision of the securities activities of Representatives. SELLING BROKER-DEALER agrees to maintain appropriate books, records and supervisory procedures as are required by the SEC, NASD and other regulatory agencies having jurisdiction.

         d) PURCHASER SUITABILITY. SELLING BROKER-DEALER shall be responsible for suitability of the Contracts for the purchasers and shall take reasonable steps to ensure that its Representatives shall not make recommendations to applicants to purchase Contracts in the absence of reasonable grounds to believe the purchase of each Contract is suitable for the applicant. The procedure shall include review of all proposals and applications for Contracts for suitability and completeness and correctness as to form as well as review and endorsement on an internal record of SELLING BROKER-DEALER of the transactions. SELLING BROKER-DEALER shall promptly forward to the INSURER'S Customer Service Center all applications found suitable, together with any payments received with the applications, without deduction or reduction.

              The INSURER reserves the right to reject any Contract application and return any payment made in connection with an application which is rejected. Unless otherwise agreed, Contracts issued on applications accepted by the INSURER shall be forwarded to the Representative of SELLING BROKER-DEALER for delivery to the Contract owner.

         e) PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION. ING AMERICA EQUITIES shall provide SELLING BROKER-DEALER with prospectuses and any supplements or amendments thereto, and the Statement of Additional Information ("SAI") describing the Contracts subject to this Agreement. The INSURER is responsible for maintaining in effect, in accordance with the requirements of the SEC, each Registration Statement of which the prospectus is part. The INSURER shall immediately notify SELLING BROKER-DEALER of the issuance of any stop order or any federal or state regulatory proceeding which would prevent the sale of their respective Contracts in any state or jurisdiction. SELLING BROKER-DEALER shall ensure compliance with the prospectus delivery requirements of the 1933 Act. SELLING BROKER-DEALER agrees to deliver a copy of the SAI concurrently with a copy of the prospectus to Contract applicants in jurisdictions where such delivery may be required, as so indicated by SOUTHLAND.

         f) ADVERTISING AND SALES PROMOTION MATERIALS. SELLING BROKER-DEALER shall perform the selling functions required by this Agreement only in accordance with the terms and conditions of the then current prospectus applicable to the Contracts and shall make no representations not included in the prospectus or in any authorized supplemental material, including illustrations. SELLING BROKER-DEALER warrants that only advertising and sales materials, including illustrations, approved by the INSURER and ING AMERICA EQUITIES will be used by its Representatives in the solicitation and sale of the Contracts.

         g) SECURING APPLICATION. Each application for a Contract shall be made on an application form provided by the INSURER and all payments collected by SELLING BROKER-DEALER or any of its Representatives shall be remitted promptly in full, together with such application form and any other required documentation directly to the INSURER at the address indicated on such application or to such other address as may be designated by the INSURER. All such payments and documents shall be the property of the INSURER. SELLING BROKER-DEALER shall review all such applications for completeness and for compliance with the conditions herein including the suitability and prospectus delivery requirements set forth above under Sections 2(d) and (e). Check or money order in payment of such Contracts should be made payable to the order of SOUTHLAND, as the issuer of the Contracts. All applications are subject to acceptance or rejection by the INSURER in its sole discretion.

3.       AUTHORITY AND DUTIES OF AGENCY.

         a.   Responsibilities Of The Agency.

                      (i) The AGENCY agrees to procure applications for the INSURER'S Contracts. Production must be through the SELLING BROKER-DEALER and subagents appointed by the AGENCY, who are duly appointed by the INSURER.

                      (ii) The AGENCY warrants that it and all of its subagents appointed pursuant to this Agreement shall not solicit nor aid, directly or indirectly, in the solicitation of any application for any Contract until they are fully licensed by the proper authorities under the applicable insurance laws within the applicable jurisdictions where the AGENCY and subagents propose to offer the Contracts, where the INSURER is authorized to conduct business and where the Contracts may be lawfully sold.

                      (ii) The AGENCY shall periodically provide the INSURER with a list of all subagents appointed by the AGENCY and the jurisdictions where such subagents are licensed to solicit sales of the Contracts.

                      (iv) The AGENCY shall prepare and transmit the appropriate appointment forms to the INSURER. The AGENCY shall pay all fees to state insurance regulatory authorities, all initial appointment and renewal fees in connection with obtaining necessary licenses and authorizations for AGENCY and subagents to solicit and sell the Contracts. The INSURER may refuse for any reason to apply for the appointment of a subagent and may cancel any existing appointment at any time.

                      (v) The AGENCY shall supervise all subagents appointed pursuant to this Agreement to solicit sales of the Contracts. If the act or omission of a subagent or any other associated person or affiliate of the AGENCY is the proximate cause of any claim, damage or liability (including reasonable attorneys' fees) to the INSURER or ING AMERICA EQUITIES, the AGENCY and SELLING BROKER-DEALER shall be jointly and severally responsible and liable entirely therefor. The AGENCY shall comply with and exercise all responsibilities required by applicable federal and state law and regulations. The AGENCY shall train and supervise its subagents to ensure that purchase of a Contract is not recommended to an applicant in the absence of reasonable grounds to believe the purchase of the Contract is suitable for that applicant. While not limited to the following, a determination of suitability shall be based on information furnished to a subagent after reasonable inquiry of such applicant concerning the applicant's insurance and investment objectives, financial situation and needs, and the likelihood that the applicant will continue to make any premium payments contemplated by the Contracts and will keep the Contract in force.

                      (vi) The AGENCY and SELLING BROKER-DEALER hereby warrant and represent that before a subagent is permitted to sell the Contracts, the AGENCY, SELLING BROKER-DEALER and subagent shall have entered into a written agreement pursuant to which: (I) subagent is appointed a subagent of the AGENCY and a Representative of SELLING BROKER-DEALER,
                      (ii) subagent agrees that his or her selling activities relating to the Contracts shall be under the supervision and control of SELLING BROKER-DEALER; and (iii) that subagent's right to continue to sell such Contracts is subject to his or her continued compliance with such agreement and any procedures, rules or regulations implemented by SELLING BROKER-DEALER and the AGENCY.

                      (vii) The AGENCY agrees to treat money received or collected for the INSURER as property held in trust, and to remit such money promptly in full, together with the application form and any other required documentation, to the INSURER'S Customer Service Center at the address shown on the application form for the Contract. All such payment and documents shall be the property of the INSURER.

                      (viii) The AGENCY agrees to adhere to the "cash with application" requirements as set forth in the INSURER's rules and regulations, a copy of which the AGENCY acknowledges it has received. The AGENCY further agrees, when applicable, to provide the proper form of interim coverage and inform the applicant of the specific conditions of the coverage.

                      (ix) The AGENCY agrees to comply with the underwriting and issue requirements of the INSURER and the applicable insurance laws and regulations of the state or states in which the AGENCY operates. Such laws and regulations include, but are not limited to, those pertaining to client funds, privacy and confidentiality, licensing, unfair trade practices, rebating, replacements, solicitation and advertising.

                      (x) The AGENCY agrees to inform the INSURER of all material facts of which the AGENCY is aware relating to insurance of insureds or proposed insureds.

                      (xi) The AGENCY agrees to train and exercise general supervision over subagents.

         b.   Rejection of Subagent.

              The INSURER may refuse for any reason, by written notice to the AGENCY, to permit any subagent the right to solicit applications for the sale of any of the Contracts. Upon receipt of such notice, AGENCY immediately shall cause such subagent to cease such solicitations of sales and cancel the appointment of any subagent under this agreement.

         c.   Limitation of Authority.

                      (i) The AGENCY shall have no authority and agrees not to bind the INSURER by any promise or agreement; incur any debt, expense, or liability whatever in its name or account; or receive any money due or to become due to the INSURER except first premiums on applications or Contracts and except where the INSURER otherwise agrees in writing.

                      (ii) The AGENCY shall have no authority and agrees not to deliver any policy or allow any policy to be delivered until the first premium has been paid in full. No delivery shall take place if, after an inquiry, the AGENCY or subagent is aware that any person proposed for insurance is not in the same condition of health, habits, occupation and other facts as are represented in the application.

                      (iii) The AGENCY shall have no authority and agrees not to make, modify or discharge any Contract, or bind the INSURER by making any promises respecting any Contract, except when authorized in writing to do so by an authorized officer of the INSURER.

                      (iv) The AGENCY shall have no authority and agrees not to authorize or allow a subagent to do any act prohibited under this contract.


         d.       General Provisions.

                      (i) The AGENCY may not assign the rights to procure applications or be relieved of the obligations of the AGENCY under this Agreement without the INSURER'S prior written consent.

                      (ii) The AGENCY shall be solely responsible for hiring any staff the AGENCY may desire and for maintaining office space and meeting necessary expenses without reimbursement from the INSURER.

                      (iii) The AGENCY and its subagents shall be free to exercise independent judgment as to the time, place and means of performing all acts under this Agreement, and the relationship of the AGENCY and its subagents to the INSURER and ING AMERICA EQUITIES shall be that of an independent contractor. Nothing in this Agreement shall be construed to create the relationship of employer and employee between the AGENCY (or any of its subagents) and the INSURER or ING AMERICA EQUITIES.

                      (iv) The INSURER and the AGENCY recognize and respect each other's interest in providing continuing service to those who purchase Contracts. Each party agrees to provide the others relevant information regarding the Contracts on a reasonable basis, as done in the normal course of business.

                      (v) Failure of the AGENCY or the INSURER to insist upon strict compliance with any of the conditions of this agreement shall not be construed as a waiver of any such conditions.

                      (vi) No oral promises or representations shall be binding nor shall this Agreement be modified except by agreement in writing, executed on behalf of the INSURER and ING AMERICA EQUITIES by a duly authorized officer of each of them.

                      (vii) This Agreement supersedes all previous contracts and agreements between the AGENCY and the INSURER made for the procurement of variable products; but it shall not affect any contract or agreement between the AGENCY and the INSURER made for the procurement of non-variable insurance products, or the economic obligations of either party on existing policies which exist under any such previous or continuing contracts or agreements.

                      (viii) The AGENCY hereby appoints SELLING BROKER-DEALER as its attorney-in-fact, to execute any amendments, modifications or waivers with respect to this Agreement.

4. PROPERTY OF INSURER. All money payable in connection with any of the Contracts, whether as premium, purchase payment or otherwise and whether paid by or on behalf of any contract owner or anyone else having an interest in the Contracts, is the property of the INSURER and shall be transmitted immediately in accordance with the administrative procedures of the INSURER without any deduction or offset for any reason including, but not limited to, any deduction or offset for compensation claimed by SELLING BROKER-DEALER or the AGENCY.

5. COMPENSATION. While this Agreement is in force, ING AMERICA EQUITIES shall arrange for payment to SELLING BROKER-DEALER of compensation payable on sales of the Contracts solicited in accordance with the compensation schedules attached hereto as Schedules A and B, as in effect at the time the Contract premiums or purchase payments (both referred to as "Premiums") are received by the INSURER. Compensation to the AGENCY and the Representative for Contracts solicited and sold by the Representative shall be governed by an agreement between SELLING BROKER-DEALER and its Representative, and to the extent deemed necessary by the SELLING BROKER-DEALER, by an agreement between the SELLING BROKER-DEALER and the AGENCY.

         Upon termination of this Agreement, and so long as SELLING BROKER-DEALER continues to be validly licensed and registered, compensation shall continue to be paid to SELLING BROKER-DEALER in accordance with the Compensation Schedules in effect at the time of termination, for all Contracts issued prior to the termination date through SELLING BROKER-DEALER. SELLING BROKER-DEALER shall also be entitled to receive compensation for all new premium payments which are in process at the time of termination, and shall continue to be liable for any charge-backs pursuant to the provisions of the Compensation Schedules in effect at the time of termination and for any other amount advanced by or otherwise due the INSURER or ING AMERICA EQUITIES.

              a) SELLING BROKER-DEALER represents that no commissions or other compensation based upon a percentage of premiums or based upon a percentage of assets or other valuable consideration will be paid for services rendered in soliciting the purchase of the Contracts by any person or entity which is not duly licensed and registered by the required authority and appointed by the INSURER to sell the Contracts in the state of such solicitation or sale; provided, however, that this representation shall not prohibit the payment of compensation to the surviving spouse or other beneficiary of a person entitled to receive such compensation pursuant to a bona fide written contract that calls for such payment. SELLING BROKER-DEALER agrees that no compensation of any kind other than described in this Section 5 of this Agreement is payable by the INSURER or ING AMERICA EQUITIES to SELLING BROKER-DEALER.

The amount of compensation, if any, and its time of payment for replacements, changes, conversions, exchanges, term renewals, term conversions, premiums paid in advance, policies issued on a "guaranteed issue" basis, or other special cases and programs, shall be governed by the INSURER'S underwriting and administrative rules then in effect .

The INSURER recognizes the Contract owners' right on issued Contracts to terminate SELLING BROKER-DEALER and/or change a SELLING BROKER-DEALER, provided that the Contract owner notifies ING AMERICA EQUITIES in writing. When a Contract owner terminates SELLING BROKER-DEALER, no further compensation on any payments due or received shall be payable to that SELLING BROKER-DEALER after the notice of termination is received and accepted by ING AMERICA EQUITIES. However,

                      (i) Any compensation already paid pursuant to subparagraphs (I), (ii) or (iii) prior to ING AMERICA EQUITIES' receipt and acceptance of such written request shall not be affected;

                      (ii) when a Contract owner designates a SELLING BROKER-DEALER other than the SELLING BROKER-DEALER of record, compensation on any payments due or received shall be payable to the new SELLING BROKER-DEALER in accordance with the Compensation Schedule in effect at the time of issuance of the Contract;

                      (iii) A change of dealer authorization shall be honored only if there exists a valid Selling Agreement between the INSURER, ING AMERICA EQUITIES and the new SELLING BROKER-DEALER or the NASD approves and effects a bulk transfer of all representatives to a new SELLING BROKER-DEALER.

6. TRAIL COMMISSIONS. For any Contracts for which a trail commission is paid, such commission shall be credited on an annualized basis. Such commissions shall be computed monthly as of the end of each policy month as defined in the Contracts. The trail commission shall be payable as specified in the applicable Compensation Schedule, on each Contract anniversary at the end of the Contract year. Trail commission shall be paid only if the Contract is in force on the date the trail commission becomes payable. No trail commissions whatsoever may be earned, paid, credited, or accrued in any way with respect to sales in the State of New York.

7. REFUND OF COMPENSATION. No compensation shall be payable, and SELLING BROKER-DEALER and AGENCY jointly and severally agree to reimburse ING AMERICA EQUITIES promptly, and in any event within 30 days, for any compensation paid to SELLING BROKER-DEALER or its Representatives under each of the following conditions: a) if the INSURER, in its sole discretion, determines not to issue the Contract applied for; b) if the INSURER refunds the premiums or purchase payments upon the applicant's surrender or withdrawal pursuant to any "free-look" privilege; c) if the INSURER refunds the premiums or purchase payments paid by applicant as a result of a complaint by applicant, recognizing that the INSURER has sole discretion to refund Premiums; d) if the INSURER determines that any person signing an application who is required to be licensed or any other person or entity receiving compensation for soliciting purchase of the Contracts is not duly licensed to sell the Contracts in the jurisdiction of such sale or attempted sale; e) if a Contract is surrendered, lapsed or exchanged, as provided in the Compensation Schedule; and f) as otherwise provided in the Compensation Schedule.

8. INDEBTEDNESS AND RIGHT OF SETOFF. Nothing contained herein shall be construed as giving SELLING BROKER-DEALER or Representative the right to incur any indebtedness on behalf of the INSURER or ING AMERICA EQUITIES. SELLING BROKER-DEALER hereby authorizes the INSURER and ING AMERICA EQUITIES to set off liabilities, however created, of SELLING BROKER-DEALER and Representative to the INSURER and ING AMERICA EQUITIES against any and all amounts otherwise payable to SELLING BROKER-DEALER

9. TERMINATION. This Agreement may not be assigned except by written mutual consent and shall continue for an indefinite term, subject to the termination by any party upon ten-days' advance written notice to the other parties, except that in the event ING AMERICA EQUITIES or SELLING BROKER-DEALER ceases to be a registered broker-dealer or a member of the NASD, this Agreement shall immediately terminate. Upon termination of the Agreement, all authorizations, rights and obligations shall cease, except the provisions and agreements in Sections 3, 7, 8, 12 and 13 and the payment of any accrued but unpaid compensation to SELLING BROKER-DEALER or refund of compensation due to ING AMERICA EQUITIES and the INSURER. Any AGENCY may terminate its participation under this Agreement by giving 30 days' prior written notice to the other parties, and the Agreement shall continue in force with respect to all of the other parties, so long as one or more AGENCIES continue to be a party. Upon termination of an Agency's participation in the Agreement, all authorizations, rights and obligations of that AGENCY shall cease, except the provisions and agreements in Sections 3, 7, 8, 12 and 13 and the refund of compensation due to ING AMERICA EQUITIES and the INSURER.

10. NON-EMPLOYEE RELATIONSHIP. For the purpose of compliance with any applicable federal or state securities laws or regulations, SELLING BROKER-DEALER acknowledges and agrees that in performing the services covered by this Agreement, it is acting in the capacity of an independent "broker" or "dealer" as defined in the By-Laws of the NASD and not as an agent or employee of the INSURER or ING AMERICA EQUITIES or any registered investment company. In furtherance of its responsibilities as a broker or dealer, SELLING BROKER-DEALER acknowledges that it is responsible for statutory and regulatory compliance in securities transactions involving any business produced by its Representatives concerning the Contracts. The SELLING BROKER-DEALER and its registered representatives shall be free to exercise independent judgment as to the time, place and means of performing all acts under this Agreement, and the relationship of the SELLING BROKER-DEALER and its registered representatives to the INSURER and to ING AMERICA EQUITIES shall be that of independent contractors. Nothing in this Agreement shall be construed to create the relationship of employer and employer between the SELLING BROKER-DEALER (or any of its registered representatives) and the INSURER or ING AMERICA EQUITIES.

11. NON-EXCLUSIVITY. SELLING BROKER-DEALER agrees that no territory or product is assigned exclusively hereunder and that the INSURER and ING AMERICA EQUITIES reserve the right in their discretion to enter into Selling Agreements with other broker-dealers, and to contract with or establish one or more insurance agencies in any jurisdiction in which SELLING BROKER-DEALER transacts business hereunder.

12. CO-OPERATION IN INVESTIGATION. SELLING BROKER-DEALER, AGENCY, ING AMERICA EQUITIES, and the INSURER jointly agree to cooperate fully in any insurance, securities or other regulatory investigation or proceeding or judicial proceeding arising in connection with any Contract. Without limiting the foregoing:

         a. SELLING BROKER-DEALER shall promptly notify the INSURER and ING AMERICA EQUITIES of any customer complaint or notice of any regulatory authority investigation or proceeding or judicial proceeding which it might receive with respect to any Contract.

         b. In the case of a substantive customer complaint, the parties shall cooperate in investigating and responding to such complaint.

13.  INDEMNIFICATION.


         a. The INSURER and ING AMERICA EQUITIES (referred to jointly in this Section 13 as "SLIC/INGAE") agree to indemnify and hold harmless SELLING BROKER-DEALER and AGENCIES (referred to jointly in this Section 13 as the "SELLING GROUP"), and such associated persons as its officers, directors, agents, and employees, against any losses, claims, damages or liabilities, joint or several, to which SELLING GROUP or such associated persons may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading contained (I) in any Registration Statement, any prospectus or any document executed by SLIC/INGAE specifically for the purpose of qualifying a Contract for sale under the laws of any jurisdiction or (ii) in any written information or sales material authorized for and supplied or furnished to SELLING GROUP and agents or Representatives by SLIC/INGAE, their employees or agents, in connection with the sale of the Contract; B) failure by agents, Representatives or employees of SLD to comply with federal or state law, regulation or ruling or with any other applicable rules or regulation or with the provisions of this Agreement; and C) grossly negligent, intentional or fraudulent act, omission or error of SLD or its agents, employees or Representatives in the issuing, sale or servicing of the Contracts. SLIC/INGAE shall reimburse SELLING GROUP and each such associated person for legal or other expenses reasonably incurred by SELLING GROUP or such associated person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity provision shall be in addition to any liability which SLIC/INGAE may otherwise have.

         b. The SELLING GROUP jointly and severally agrees to indemnify and hold harmless SLIC/INGAE, and their affiliates and such associated persons as their officers, directors, agents and employees, against any losses, claims, damages or liabilities joint or severally to which SLIC/INGAE and any such associated person may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon:

                      (i) any unauthorized use of sales materials or any oral or written misrepresentations (unless such misrepresentations are contained in materials or other writings authorized, supplied, or furnished by SLD) or any unlawful sales practices concerning a Contract by the SELLING GROUP, its officers, directors, employees, agents, Representatives or associated persons; and


                      (ii) claims by agents or Representatives or employees of the SELLING GROUP for commissions or other compensation or remuneration of any type to the extent such compensation or remuneration has been paid to the SELLING GROUP ; and

                      (iii) failure by agents, Representatives or employees of the SELLING GROUP to comply with all applicable state insurance laws and regulations including but not limited to state licensing requirements, rebate statutes and replacement regulations, and the provisions of this Agreement; and

                      (iv) telephone instructions received by SLIC/INGAE from a representative or Agent of the SELLING GROUP in connection with any Contracts.

                      (v) any grossly negligent, intentional or fraudulent act, omission or error of SELLING GROUP or its agents, employees or Representatives in the solicitation, sale or servicing of the Contracts.

              The SELLING GROUP shall reimburse SLIC/INGAE and any director, officer, employee or agent for any legal or other expenses reasonably incurred by SLIC/INGAE or such associated person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity provision shall be in addition to any liability which the SELLING GROUP may otherwise have.

         c. After a party entitled to indemnification receives notice of the commencement of any action, if a claim in respect thereof is to be made against any person obligated to provide indemnification, such indemnified party shall notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter. However, the omission to so notify the indemnifying party shall not relieve it from any liability except to the extent that the omission results in a failure of actual notice to the indemnifying party, and such indemnifying party is damaged solely as a result of the failure to give such notice.

14. FIDELITY BOND AND ERRORS AND OMISSIONS INSURANCE. SELLING BROKER-DEALER shall secure and maintain a fidelity bond (including coverage for larceny and embezzlement), issued by a reputable bonding company, covering all of its directors, officers, agents, Representatives, associated persons and employees who have access to funds of the INSURER or ING AMERICA EQUITIES. This bond shall be maintained at SELLING BROKER-DEALER's expense in at least the amount prescribed under Rule 3020 of the NASD Conduct Rules or future amendments thereto. SELLING BROKER-DEALER shall provide ING AMERICA EQUITIES with a copy of said bond or verification of an applicable exception before executing this Agreement. AGENCY shall insure that its representatives secure and maintain errors and omissions insurance acceptable to the INSURER and covering Representatives. SELLING BROKER-DEALER hereby assigns any proceeds received from a fidelity bonding company, errors and omissions or other liability coverage, to the INSURER or ING AMERICA EQUITIES as their interest may appear, to the extent of their loss due to activities covered by the bond, policy or other liability coverage and to the extent that INSURER or ING AMERICA EQUITIES is entitled to indemnification pursuant to this Agreement . If there is any deficiency amount, whether due to a deductible or otherwise, SELLING BROKER-DEALER shall promptly pay such amounts on demand to the extent that INSURER or ING AMERICA EQUITIES is entitled to indemnification pursuant to this Agreement. SELLING BROKER-DEALER hereby indemnifies and holds harmless the INSURER and ING AMERICA EQUITIES from any such deficiency and from the costs of collection thereof, including reasonable attorneys' fees.

15. NOTICES. All notices to the INSURER or ING AMERICA EQUITIES should be mailed to:


                                    ING America Equities
                                    Attn: Chief Legal Officer
                                    1290 Broadway
                                    Denver, CO 80203

         All notices to SELLING BROKER-DEALER shall be duly given if mailed to:

                                    -----------------------------
                                    -----------------------------
                                    -----------------------------

         All notices to AGENCIES shall be duly given if mailed to:

                                    -----------------------------
                                    -----------------------------
                                    -----------------------------

16. GOVERNING LAW AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. The parties agree that the District Court for the City and County of Denver, Colorado shall have jurisdiction and be the appropriate venue for any required judicial interpretation and enforcement of this Agreement.

17. AMENDMENT OF AGREEMENT. The INSURER or ING AMERICA EQUITIES may amend this Agreement, including any Exhibit hereto, upon at least ten (10) days' prior written notice to SELLING BROKER-DEALER. The submission of an application for the Contracts by SELLING BROKER-DEALER after the effective date of any such amendment shall constitute agreement to such amendment. Additional AGENCIES may be added as parties to this Agreement at any time by a written amendment signed by the INSURER, ING AMERICA Equities, SELLING BROKER-DEALER and such additional AGENCIES. All AGENCIES which are parties to this Agreement at the time of such amendment hereby consent and agree in advance to the addition of such additional AGENCIES.

18. BINDING EFFECT, SEVERABILITY. This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective successors in interest. If any provision of the Agreement conflicts with any other provision, or if any provision shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

19. EXECUTION IN COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

20. EFFECTIVE DATE; MERGER; ENTIRE AGREEMENT. This Agreement shall be effective as of the date it is fully executed by all parties. This Agreement, including all Exhibits hereto, constitutes the entire Agreement between the parties and supersedes in its entirety any and all previous agreements among the parties with respect to the Contracts.

21. YEAR 2000 COMPLIANCE. Each of SELLING BROKER-DEALER, the AGENCIES, INSURER and ING AMERICA EQUITIES represents, warrants and covenants that any services, computer systems and software used by it to fulfill its obligations to Contract owners, governmental and self-regulatory organizations and each other under the terms of this Agreement are currently "Year 2000 Compliant." For purposes of this Agreement "Year 2000 Compliant" means fault-free performance in the processing of date and date-related data (including, but not limited to, calculating, comparing and sequencing) by such computer systems and/or software. SELLING BROKER-DEALER and Agency shall indemnify and hold INSURER and ING AMERICA EQUITIES harmless from and against any damages, losses, liabilities, judgments, settlements, costs and expenses of any nature whatsoever (including reasonable attorneys' fees and court costs) or causes of action asserted by anyone, resulting from any breach of the above representation, warranty and covenant or any claim resulting therefrom. INSURER and ING AMERICA EQUITIES shall indemnify and hold SELLING BROKER-DEALER, the AGENCIES and the Representatives harmless from and against any damages, losses, liabilities, judgments, settlements, costs and expenses of any nature whatsoever (including reasonable attorneys' fees and court costs) or causes of action asserted by anyone, resulting from any breach of the above representation, warranty and covenant or any claim resulting therefrom.

In reliance on the representations set forth and in consideration of the undertakings described, the parties represented below do hereby contract and agree.

SOUTHLAND LIFE INSURANCE COMPANY             ING AMERICA EQUITIES, INC.
By:                                          By:
   ---------------------------------            --------------------------------

Date:                                        Date:
     -------------------------------              ------------------------------

SELLING BROKER-DEALER:                       AGENCY:

By:                                          By:
   ---------------------------------            --------------------------------

Name:                                        Name:
     -------------------------------              ------------------------------

Title:                                       Title:
      ------------------------------               -----------------------------

Date:                                        Date:
     -------------------------------              ------------------------------


                          ADDITIONAL AGENCIES (IF ANY)

Agency:                                      Agency:
       --------------------------------             ---------------------------

By:                                          By:
   ------------------------------------         --------------------------------
Title:                                       Title:
      ---------------------------------            -----------------------------

Date:                                        Date:
     ----------------------------------            -----------------------------



Agency:                                      Agency:
       --------------------------------             ---------------------------

By:                                          By:
   ------------------------------------         --------------------------------
Title:                                       Title:
      ---------------------------------            -----------------------------

Date:                                        Date:
     ----------------------------------           ------------------------------



Agency:                                      Agency:
       --------------------------------             ---------------------------

By:                                          By:
   ------------------------------------         --------------------------------
Title:                                       Title:
      ---------------------------------            -----------------------------

Date:                                        Date:
     ----------------------------------           ------------------------------